                                                                   EXHIBIT 1

                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(k)(1), J.C. Serrato, Jr., M.D., Warwick A. Johnston and David R. Serrato agree this March 12, 1998 to jointly file statements containing information required by Schedule 13D under the Securities and Exchange Act of 1934 with respect to the securities of Eagle Bancshares, Inc., a Georgia corporation, and each of them acknowledges and agrees that such statements on Schedule 13D, to which this Joint Filing Agreement is attached as
Exhibit 1, shall be deemed filed on behalf of each of them, including any amendments to Schedule 13D, and that for such a purpose each of them hereby appoints W. Thomas King, as attorney-in-fact, with full power of substitution, to execute and file, in the name and on behalf of each of the Reporting Persons, any and all such statements on Schedule 13D and any amendments thereto.

         This Agreement may be terminated for any reason by any party hereto immediately upon not less than five days prior written notice given by personal delivery or mailed by postage prepaid, certified mail, return receipt requested to the other parties hereto. This Agreement may be executed in counterparts, each of taken together shall constitute one and the same instrument.

Date: March 12, 1998


                                            /s/ J. C. Serrato, Jr., M.D.
                                           -----------------------------------
                                            J.C. Serrato, Jr., M.D.

                                            /s/ Warwick A. Johnston
                                           -----------------------------------
                                            Warwick A. Johnston


                                            /s/ David R. Serrato
                                           -----------------------------------
                                            David R. Serrato


                                        9